UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2010

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

        Registrant's telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 14, 2010, the audit committee of the board of trustees of BRT Realty Trust (the “Company”) dismissed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm.

Ernst & Young’s reports on our consolidated financial statements for the fiscal years ended September 30, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2010 and 2009 and through December 14, 2010, (i) there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which , if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make a reference thereto in its reports on our consolidated financial statements for such periods and (ii) there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested Ernst & Young to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Ernst & Young’s letter, dated December 17, 2010 is filed as Exhibit 16.1 to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Title
	16.1	Letter from Ernst & Young dated December 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: December 17, 2010	By:	/s/ Simeon Brinberg
Simeon Brinberg,
Senior Vice President